CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Ralph Parks Portfolios Trust. Such reference is included in the Statement of Additional Information of Ralph Parks Cyclical Equity Fund under “Independent Registered Public Accounting Firm”.

Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

November 9, 2007